UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Media General, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RiskMetrics Group ISS Governance Services April 8, 2008 Rockville, Maryland

Company Overview
• Headquartered in Richmond, Virginia
• 2007 Revenues – just over $930 million
• About 7,000 employees
• Operations
• 25 daily newspapers
• 23 television stations
• 75+ portals, websites, Internet platforms

Mid-90s
– changed and sharpened our
operating and geographic focus
• An information company: platform is secondary
• Southeast focus
Mission Statement:
“Our mission is to be the leading provider of high-
quality news, information and entertainment in the
Southeast by continually building on our position of
strength in strategically located markets.”
Evolution to:
• a content company
• focused on each particular market we serve
Our franchise is local content

An industry in transition:
Change often enabled by new technology
• cable television
• the Internet
Retaining fragmenting audiences requires that we
become increasingly platform indifferent
Lesson: the customer is in charge

Business plan elements
• Quality local information
• Audience aggregators
(but also audience segmenters because of the
Internet)
• Barriers to entry virtually eliminated
(but ease of entry also allows us to enter new
markets with niche products, all with Internet
components, so that we can begin aggregating
desirable audience segments)
• Retaining Internet audiences requires development of
a “sense of community”
• User input on legacy sites
• Blockdot; Boxerjam
• DealTaker
• (A lifelong bond with consumers)

Harbinger
– July, 2007, 13G – 9.1%
(passive investor)
– Immediately thereafter – swaps, making total economic
interest 21.4%
(swaps undisclosed until December, 2007)
No contact from Harbinger
• no calls before investment
• repeated refusals to return calls after investment
Indefensible

Gabelli conference – April 1, 2008
• We heard, for the first time, Harbinger’s “prescription”
for Media General:
“Do better” (clothed in B-school jargon)
but, a few specifics:
• pursue duopolies
• pursue retransmission consent fees
• consider selling our Florida properties
• sell DealTaker, Blockdot (and another small stake
in an Internet company); and
• pay down debt
• also criticized our 2006 acquisition of four NBC
stations

Duopolies
FCC requirements
Allowed if:
•
8 full-power stations remain after the merger
•
Only one of the stations is in the Top 4 in the
market
Mostly a large-market strategy
• some MEG markets are too small to allow
duopolies
• depends on what stations/station groups become
available
• MEG’s Spartanburg tri-opoly
• Alexandria (La.) virtual duopoly
• use of digital bandwidth

Retransmission consent fees
(fees cable systems pay local television stations for
carrying their content)
• Cable carriage is contract based (contracts generally
are 3-5 years)
• Effect of increasing satellite and telephone
penetration (competitors to Cable)
• Sinclair watershed
• Actually, being actively pursued by MEG
• All television owners know this
• Hardly a new “prescription”

Selling our Florida properties
• Gabelli conference audience reaction
•
Harbinger retrenchment to “maybe just sell The
Tampa Tribune”
• Worst possible time to sell a large-market newspaper
• Low basis/tax leakage
• Cannot be on-again/off-again presence in market

11 Selling DealTaker and Blockdot • High-margin businesses • Role of “community” as a differentiator on the Web

12 Pay down debt (underway long before we knew Harbinger) • SP Newsprint • 5 television stations being sold • Announced cost reductions/performance improvements

13 2006 NBC Acquisition • Stockholder letter discussion • Gabelli conference • Political revenue/broadcast margins in 2006 and, now, 2008

What does this “prescription” show about
Harbinger?
•
Short-term focus
•
Completely failed to understand MEG strategies
– importance of serving good local markets
– “leading provider” requires long-term focus
Ideas do lead –
But, there isn’t a single good new idea in
Harbinger’s “prescription”
Harbinger’s frustration over its own poor market timing
does not translate to a claim that the MEG Board is
ineffective.

Harbinger’s nominees
Sullivan
• skeptical of “$1 billion” claim
• character counts
Davis
• 13 public company boards already
• RiskMetrics/ISS policy
Liebau
• no relevant operating experience
• no public company experience

16 Media General’s nominees • Charles A. Davis • Rodney A. Smolla • Walter E. Williams Media General’s Board – varied relevant backgrounds – varied perspectives and ideas – varied lengths of service